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                                                                     Exhibit 4.7





                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                       OF

                               PD CAPITAL TRUST II

        THIS AMENDED AND RESTATED TRUST AGREEMENT OF PD CAPITAL TRUST II is dated as of August 1, 2001 (this "Trust Agreement"), by and among Phelps Dodge Corporation, a New York corporation, as depositor (the "Depositor"), First Union National Bank, a national banking association, as property trustee (the "Property Trustee") and First Union Trust Company, N.A., a national association as Delaware trustee (the "Delaware Trustee") (jointly with the Property Trustee, the "Trustee") and amends and restates in entirety the Trust Agreement, dated as of August 3, 2000. The Depositor and the Trustee hereby agree as follows:

        1. The trust created hereby shall be known as "PD Capital Trust II" (the "Trust"), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustee may approve.

        3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise contemplated by this Trust Agreement, required by applicable law or as may be necessary to obtain prior to such



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execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

        Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

        4. The Depositor, as depositor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, and any registration statement filed in accordance with Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration under the Securities Act of the preferred securities of the Trust,, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the preferred securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the preferred securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the preferred securities of the Trust. In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "blue sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "blue sky" laws.


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        5. This Trust Agreement may be executed in one or more counterparts.

        6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior written notice to the Depositor.

        7. The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the "Indemnified Persons") from and against and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

        8. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Depositor.

        9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).






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        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                            PHELPS DODGE CORPORATION,
                                            as Depositor


                                            By: /s/ GREGORY W. STEVENS
                                               -----------------------------
                                               Name: Gregory W. Stevens
                                               Title: Vice President & Treasurer


                                            FIRST UNION TRUST COMPANY, N.A.,
                                            as Delaware Trustee


                                            By: /s/ EDWARD L. TRUITT, JR.
                                               -----------------------------
                                               Name: Edward L. Truitt, Jr.
                                               Title: Vice President

                                            FIRST UNION NATIONAL BANK,
                                            as Property Trustee


                                            By: /s/ EDWARD L. TRUITT, JR.
                                               -----------------------------
                                               Name: Edward L. Truitt, Jr.
                                               Title: Vice President









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